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                                                                   EXHIBIT 11(f)

                               DAY, BERRY & HOWARD
                                   CITY PLACE
                        HARTFORD, CONNECTICUT 06103-3499



                                December 30, 1996





The Galaxy Fund
4400 Computer Drive
Westborough, MA 01581-5108

Gentlemen:

         We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us under the caption "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 29 to your Registration Statement on Form N-1A (No. 33-4806) as filed with the Securities and Exchange Commission.




                                                     Very truly yours,

                                                     /s/Day, Berry & Howard

                                                     DAY, BERRY & HOWARD